EXHIBIT 23.0

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the use in this Registration Statement on Form S-8 of our report dated March 22, 2002 relating to the financial statements of World Health
Alternatives, Inc. as of February 28, 2002 and to the reference to our firm under the caption "experts."

/s/ Stark Winter Schenkein and Co., LLP
    Stark Winter Schenkein and Co., LLP
    Certified Public Accountants

June 18, 2003
Denver, Colorado